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                                                                     Exhibit 4.3

                              CENTURY BANCORP, INC.

                                 2004 STOCK PLAN

1.       PURPOSE

         The purpose of the Century Bancorp, Inc. 2004 Stock Plan is to encourage ownership of Class A common stock of the Company by directors, officers and employees of the Company and its Affiliates and to provide additional incentives for them to promote the success of the Company's business through awards of or relating to shares of the Company's Class A common stock. The 2004 Stock Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Options granted hereunder are required to be Incentive Options.

2.       DEFINITIONS

         As used in this Plan the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

         2.1. Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

         2.2. Award means any grant of Options, grant of Stock Appreciation Rights or award of Restricted Stock pursuant to the Plan.

         2.3. Award Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

         2.4.     Board means the Company's Board of Directors.

         2.5. Change of Control means the occurrence of any of the following:

                  (a) a merger or consolidation of the Company with or into another person or the sale, transfer or other disposition of all or substantially all the Company's assets to one or more persons in a single transaction or a series of related transactions, unless securities possessing more than 50% of the total combined voting power of the survivor's or acquiror's outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company's outstanding securities immediately prior to that transaction, or

                  (b) any person or group of persons (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended and in effect from time to time), directly or indirectly acquires beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3) of securities possessing more than 20% of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders that the Board does not recommend the stockholders accept, other than (i) the Company or an Affiliate, (ii) an employee benefit plan of the Company or any of its Affiliates, (iii) a trustee or other fiduciary holding securities under an employee benefit

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plan of the Company or any of its Affiliates, or (iv) an underwriter temporarily holding securities pursuant to an offering of such securities, or

                  (c) over a period of 36 consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board; or

                  (d) a majority of the Board votes in favor of a decision that a Change in Control has occurred.

         2.5. Class A Common Stock means Class A common stock, par value $1.00 per share, of the Company.

         2.6. Code means the Internal Revenue Code of 1986, as amended from time to time, or any statute successor thereto, and any regulations issued from time to time thereunder.

         2.7. Company means Century Bancorp, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts.

         2.8. Compensation Committee means the Compensation Committee of the Board or any other committee of the Board to which the Board has delegated responsibility for the administration of the Plan.

         2.9.     Grant Date means the date as of which an Award is granted.

         2.10. Incentive Option means an Option which by its terms is to be treated as an "incentive stock option" within the meaning of Section 422 of the Code.

         2.11. Market Value means the value of a share of Class A Common Stock on any date as determined by the Compensation Committee.

         2.12. Nonstatutory Option means any Option that is not an Incentive Option.

         2.13.    Option means an option to purchase shares of Class A Common
Stock.

         2.14. Optionee means a Participant to whom an Option shall have been granted under the Plan.

         2.15. Participant means any holder of an outstanding Award under the Plan.

         2.16. Plan means this 2004 Stock Plan of the Company, as amended from time to time.

         2.17. Restricted Stock means a grant or sale of shares of Class A Common Stock to a Participant subject to a Risk of Forfeiture.

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         2.18.    Restriction Period means the period of time, established by the Compensation Committee in connection with an Award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreement.

         2.19. Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock, including a right in the Company to reacquire shares of Restricted Stock at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

         2.20. Stock Appreciation Right means a right to receive any excess in the Market Value of shares of Class A Common Stock over a specified exercise price.

         2.21. Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Affiliate). Whether a person is a Ten Percent Owner shall be determined with respect to each Option based on the facts existing immediately prior to the Grant Date of that Option.

3.       TERM OF THE PLAN

         Unless the Plan shall have been earlier terminated by the Board, Awards may be granted hereunder at any time in the period commencing on the approval of the Plan by the Company's Class B stockholders and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the Board or approval of the Plan by the Company's Class B stockholders. Awards granted pursuant to the Plan within such period shall not expire solely by reason of the termination of the Plan.

4.       STOCK SUBJECT TO THE PLAN

         At no time shall the number of shares of Class A Common Stock issued pursuant to or subject to outstanding Awards granted under the Plan exceed 150,000 shares of Class A Common Stock, subject, however, to the provisions of
Section 10 of the Plan. For purposes of applying the foregoing limitation, if any Option or Stock Appreciation Right expires, terminates or is cancelled for any reason without having been exercised in full, the shares as to which the Option or Stock Appreciation Right was not exercised shall again be available for Awards thereafter to be granted under the Plan, and if any Restricted Stock is forfeited, the shares so forfeited shall again be available for Awards thereafter to be granted under the Plan. Shares of Class A Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5.       ADMINISTRATION

         The Plan shall be administered by the Compensation Committee. Subject to the provisions of the Plan, the Compensation Committee shall have complete authority, in its discretion, to make or to select the manner of making all necessary determinations with respect to each Award to be granted by the Company under the Plan in addition to any other determination allowed the Compensation Committee under the Plan including the director, employee or officer to receive the Award. In making such determinations, the Compensation Committee may take into account the nature of the services rendered by the respective employees, officers, and directors, their present and potential contributions to the success of the Company and its subsidiaries, and such other

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factors as the Compensation Committee in its discretion shall deem relevant.
Subject to the provisions of the Plan, the Compensation Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Compensation Committee's determinations made in good faith on matters referred to in this Plan shall be conclusive. Without in any way limiting the foregoing, the Compensation Committee shall at the time each Option is granted designate such Option as either an Incentive Option or a Nonstatutory Option.

6.       ELIGIBILITY; TERMS; TERMINATION OF EMPLOYMENT; TRANSFERABILITY

         6.1. Eligibility. Pursuant and subject to the terms of this Plan, the Compensation Committee may grant such Awards as the Compensation Committee shall in its discretion determine to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate or any employee of or officer of one or more of the Company and its Affiliates. However, only employees of the Company and of the parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of Incentive Options. In no event shall the number of shares of Class A Common Stock covered by Awards granted to any one person in any one calendar year exceed 25,000 shares.

         6.2. Terms. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan, and such other terms and conditions, not inconsistent with the terms of the Plan, as the Compensation Committee may prescribe. No prospective Participant shall have any rights with respect to an Award unless and until the Participant has executed an agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of the Award.

         6.3. Termination of Employment or Association. Unless the Compensation Committee shall provide otherwise with respect to any Award, if the Participant's employment or other association with the Company and its Affiliates ends for any reason, including because of the Participant's employer ceasing to be an Affiliate, (a) any outstanding Option or Stock Appreciation Right of the Participant shall cease to be exercisable in any respect not later than three months following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event, and (b) any other outstanding Award of the Participant shall immediately be forfeited or otherwise be subject to return to or repurchase by the Company on the terms specified in the applicable Award Agreement. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of three months or the period during which the absent Participant's reemployment rights, if any, are guaranteed by statute or by contract.

         6.4. Limited Transferability of Awards. Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant's rights in any Award may be exercised during the life of the Participant only by the Participant or the Participant's legal representative. However, the Compensation Committee may, at or after the grant of an Award of a Nonstatutory Option or shares of Restricted Stock, provide that such Award may be transferred by the recipient to a family

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member; provided, however, that any such transfer is without payment of any consideration whatever and that no transfer shall be valid unless first approved by the Compensation Committee, acting in its sole discretion. For this purpose, "family member" means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee's household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty percent of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests.

7.       SPECIFIC TERMS OF OPTIONS

         7.1. Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement.

         7.2. Exercise Price. The price at which shares may be acquired under each Incentive Option and each Nonstatutory Option shall be not less than 100% of the Market Value of Class A Common Stock on the Grant Date, and the price under each Incentive Option granted to a Ten Percent Owner shall be not less than 110% of the Market Value of Class A Common Stock on the Grant Date

         7.3. Option Period. No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section.

         7.4. Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Compensation Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Compensation Committee may accelerate the exercisability of such Option in whole or in part at any time, provided the acceleration of the exercisability of any Incentive Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code.

         7.5. Exercise of Option. An Option may be exercised by the Optionee giving written notice to the Company, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or certified or bank check payable to the order of the Company in an amount equal to the exercise price of the shares to be purchased or, subject to such conditions, if any, as the Compensation Committee may deem necessary to avoid adverse accounting effects to the Company, by delivery of that number of shares of Class A Common Stock having a Market Value equal to the exercise price of the shares to be purchased. Receipt by the Company of such notice and payment shall constitute the exercise of the Option. Within 30 days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable. Nothing herein shall be construed to preclude the Company from participating in a so-called "cashless exercise", provided the Optionee or other person exercising the Option and each other party involved in any such exercise shall comply with such procedures, and enter into such agreements, of indemnity or otherwise, as the Company shall specify.

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         7.6.     Limit on Incentive Option Characterization. An Incentive
Option shall be considered to be an Incentive Option only to the extent that the number of shares of Class A Common Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the "current limit". The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Class A Common Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan and under each other incentive stock option granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates. Any shares of Class A Common Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

         7.7. Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

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8.       STOCK APPRECIATION RIGHTS

         8.1. Tandem or Stand-Alone. Stock Appreciation Rights may be granted in tandem with an Option (at or, in the case of a Nonstatutory Option, after the award of the Option) or alone and unrelated to an Option. Stock Appreciation Rights in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem Stock Appreciation Rights are exercised.

         8.2. Exercise Price. Stock Appreciation Rights shall have an exercise price of not less than the Market Value of the Stock on the date of award, or in the case of Stock Appreciation Rights in tandem with Options, the exercise price of the related Option.

9.       RESTRICTED STOCK.

         9.1. Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, if any, in cash, property or services (or any combination thereof) as determined by the Compensation Committee.

         9.2. Issuance of Certificates. Each Participant receiving a Restricted Stock Award, subject to Section 9.3, shall be issued a stock certificate in respect of such shares of Restricted Stock. The certificate shall be registered in the name of the Participant and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award.

         9.3. Escrow of Shares. The Compensation Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by the Award.

         9.4. Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Compensation Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Compensation Committee on such basis as it deems appropriate.

         9.5. Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock. The Compensation Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Compensation Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 4.

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         9.6.     Lapse of Restrictions. If and when the Restriction Period
expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

10.      ADJUSTMENTS FOR CORPORATE TRANSACTIONS

         10.1. Stock Dividend, Etc. In the event of any dividend on Class A Common Stock payable in Class A Common Stock or any split-up or contraction in the number of shares of Class A Common Stock after the date of an Award Agreement, the remaining number of shares of Class A Common Stock subject to that Award and the price to be paid for each share subject to the Award shall be proportionately adjusted.

         10.2. Stock Reclassification. In the event of any reclassification or change of outstanding shares of Class A Common Stock, immediately thereafter (and subject to further adjustment for subsequent events) any outstanding Award shall thereafter relate to shares of stock or other securities equivalent in kind and value to those shares which the Participant would have received if he or she had held of record the full remaining number of shares of Class A Common Stock subject to the Award immediately prior to such reclassification or change.

         10.3. Consolidation or Merger. In case of any consolidation or merger of the Company with or into another company or in case of any sale or conveyance to another company or entity of the property of the Company as a whole, (a) each outstanding Option and Stock Appreciation Right shall terminate and, to the extent that the value of the shares of stock, other securities or cash which a stockholder is entitled to receive for one share of Class A Common Stock in connection with such transaction exceeds the exercise price, the Participant shall be entitled to receive either cash or shares of stock or other securities equivalent in kind to the cash, shares or other securities which a holder would have received if he or she had fully exercised the Option or Stock Appreciation Right and held the number of shares of the Class A Common Stock issued upon such exercise, immediately prior to such consolidation, merger, sale or conveyance, with a value equal to such excess amount multiplied by the number of shares he or she would have received if he or she so exercised the Option or Stock Appreciation Right at that time, and (b) the Risk of Forfeiture on shares of Restricted Stock then subject to outstanding Awards shall lapse.

         10.4. Change in Control. In the event of any Change in Control, each outstanding Option and Stock Appreciation Right shall become immediately exercisable and the Risk of Forfeiture on each share of Restricted Stock shall lapse.

         10.5. Related Matters. Any adjustment required by this Section 10 shall be determined and made by the Compensation Committee. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. In the event of changes in the outstanding Class A Common Stock by reason of any stock dividend, split-up, contraction, reclassification, or change of outstanding shares of Class A Common Stock of the nature contemplated by this Section 10, the number of shares of Class A Common Stock available for the purposes of the Plan as stated in Section 4 and the maximum size of Awards for any Participant as stated in Section 6.1 shall be correspondingly adjusted.

11.      SETTLEMENT OF AWARDS

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         11.1.    Investment Representation. The Company shall be under no
obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have given a written representation to the Company which is satisfactory in form and substance to its counsel and upon which the Company may reasonably rely, that he or she is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

         11.2. Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any shares of Class A Common Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Class A Common Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense.

         11.3. Certificate Legend. Each certificate for a share of Class A Common Stock to be issued pursuant to Awards granted under the Plan may, in addition to any other applicable restriction, bear a legend referring to the investment representation made in accordance with Section 11.1 and to the fact that no registration statement has been filed with the Securities and Exchange Commission with respect to the shares of Class A Common Stock evidenced by the certificate.

         11.4. Tax Withholding. Whenever shares of Class A Common Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. However, in such cases, Participants may elect, subject to the approval of the Compensation Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares to satisfy their tax obligations. Participants may only elect to have Shares withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Compensation Committee, deems appropriate. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award.

12.      LIMITATION OF RIGHTS IN STOCK; NO SPECIAL SERVICE RIGHTS

         A Participant shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Class A Common Stock issuable pursuant to an Award, except to the extent that the Award shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to the Participant or his agent. Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), at any time to terminate such employment agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient's employment or other association with the Company and its Affiliates.

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13.      TERMINATION AND AMENDMENT OF THE PLAN

         The Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. No termination or amendment of the Plan may, without the consent of any recipient of an Award granted hereunder, adversely affect the rights of such recipient under that Award. The Compensation Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided as amended the Award is consistent with the terms of the Plan, but no such amendment shall impair the rights of the recipient of the Award without his or her consent.

14.      GOVERNING LAW

         The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflict of laws principles thereof.

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